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                                                                    Exhibit 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-2084 and 333-54700), and in the Registration Statements on Form S-8 (Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498,
33-41499, 33-41735, 33-41736, 33-57029, 333-09213, 333-32008, 333-43382,
333-48896, 333-73427, and 333-73429) of CSX Corporation of our report dated January 19, 1999 relating to the consolidated statements of income, of stockholders' equity and of cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 29, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
February 28, 2001